===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington,  D.C.  20549

                              ___________________

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


              Date of Report:                   January 23, 1998
              Date of Earliest Event Reported:  January  7, 1998


                          SUNBELT NURSERY GROUP, INC.
            (Exact name of registrant as specified in its charter)


      Delaware                      1-9031                   75-1932993
(State of incorporation)        (Commission File        (I.R.S. Employer
                                    Number)             Identification No.)


       32382 Del Obispo Street, San Juan Capistrano, CA         92675
           (Address of principal executive offices)          (Zip Code)


      Registrant's telephone number, including area code: (714) 248-3811



                  500 Terminal Road, Fort Worth, TX    76106
         (Former name or former address, if changed since last report)

================================================================================

Item 5. Other Events

     On January 7, 1998, Sunbelt Nursery Group, Inc. (the "Company") announced that it had completed agreements to refinance the Company's outstanding credit facility and to provide the Company with an additional cash infusion of $2 million, consisting of $700,000 in subordinated debt and $1,300,000 of convertible preferred stock.

     Paragon Capital LLC ("Paragon") of Boston Massachusetts has agreed to loan to the Company's operating subsidiaries (Wolfe Nursery, Inc., Tip Top Nurseries, Inc., and Nurseryland Garden Centers, Inc.) a total of $5,000,000 under a revolving credit facility secured by a first priority lien on the assets of the Company and its operating subsidiaries. A portion of the loan proceeds, approximately $4,200,000 was immediately used to pay off the Company's existing revolving credit facility with American National Bank of Chicago ("ANB") which facility matured on October 14, 1997 and had been extended by ANB on a week-by-week basis thereafter. As a condition to the Paragon revolving credit facility (the "Revolving Credit Facility"), the Company also obtained an additional $2,000,000 of subordinated debt and equity contributions.

     The Revolving Credit Facility has an aggregate credit limit amount of $5,000,000 subject to a seasonal overline which may increase the aggregate credit limit to $6,500,000. The unpaid principal balance of the Revolving Credit Facility shall bear interest, until repaid (calculated based upon a 360-day year and actual days elapsed), at the aggregate of the base rate, announced from time to time by Norwest Bank Minnesota National Association or its successor ("Base"), plus one (1%) percent per annum up to $5 million in borrowings and two (2%) percent per annum over Base for borrowings in excess of $5 million, but in no event less than eight (8%) percent per annum or in excess of the maximum rate permitted by applicable law. The revolving credit facility is intended to be, a continuing agreement and shall remain in full force and effect for an initial term ending on November 30, 2002, and thereafter for successive twelve-month periods ("renewal term") provided, however, that either party may terminate such revolving credit facility agreement as of the end of the initial term or any subsequent renewal term by giving the other party notice to terminate in writing at least sixty (60) days prior to the ended of any such period.

     Timothy Duoos - Chairman of the Board, President and Chief Executive Officer of the Company, Healthy American Products, Inc. (an affiliate of Rodney Burwell, also a member of the Company's Board of Directors), and John Tastad, (collectively, the "Purchasers") purchased a total of 1,300,000 shares of Series A Cumulative Convertible Preferred Stock, $.01 par value, (the "Series A Preferred Stock") for an aggregate purchase price of $1,300,000 in cash. The rights and privileges of the Series A Preferred Stock are set forth in the Certificate of Designations, Preferences, and Rights (the "Certificate of Designations") filed with the Secretary of the State of Delaware and filed as an exhibit herewith and incorporated herein. The holders of the Series A Preferred Stock are entitled to receive a seven percent (7%) annual cash dividend thereon, which dividend is cumulative, if unpaid. The Series A Preferred Stock may be converted to shares of Common Stock at the Market Price defined in the Certificate of Designations (being the average daily sales price of the Common Stock for the ten (10) trading days following the closing of the Series A Preferred Stock Agreement). Holders of the Series A Preferred Stock are entitled to a liquidation preference over holders of the Company's Common Stock and are also entitled to the same voting rights as the holders of the Common Stock, being one vote per share on all matters submitted to holders of the Common Stock. The terms and conditions of the sale of the Series A Preferred Stock are set forth in the Series A Cumulative Convertible Stock Purchase Agreement among the Company and the Purchasers dated December 30, 1997 attached as an exhibit hereto and incorporated herein.

     Contemporaneous with the purchase and sale of the Series A Preferred Stock, Mr. Tastad and Healthy American Products, Inc. (collectively, the "Subordinated Lenders") loaned to the Company a total of $700,000, secured by liens against the Company's assets subordinate to the liens of Paragon (the "Subordinated Notes"). Pursuant to the Subordinated Notes, the Company agreed to pay to the Subordinated Lenders interest in the amount of twelve percent (12%) per annum, payable monthly for a period of sixty (60) months, at which time the entire principal balance of the Subordinated Notes shall become due. Additionally, the Company has agreed to issue to the Subordinated Lenders warrants (the "Warrants") to purchase up to 231,000 shares of the Company's Common Stock at a purchase price, per share, equal to $1.00 per share. The Warrants expire on November 30, 2002. The Warrants may be exercised at any time prior to their expiration by the holder of the Subordinated Notes. The holders of the Warrants are entitled to piggy-back registration rights in the event the Company should file a registration statement under the Securities Act of 1933 covering its Common Stock. Mr. Tastad has the right to demand the Company to prepay the $500,000 principal balance due Mr. Tastad under his Subordinated Note, provided that Paragon consents to such prepayment and advances the funds to the Company. Paragon has indicated in writing its consent to such prepayment in the future, provided that Mr. Tastad personally guarantees the amount of the prepayment and provides collateral acceptable to Paragon securing his guaranty. The Subordinated Notes and Warrant Agreements between the Company and the Subordinated Lenders are attached hereto as exhibits and incorporated herein.


Item 7    Financial Statements and Exhibits

(c)       Exhibits

4. Certificate of Designations, Preferences and Rights of Series A Cumulative Convertible Preferred Stock.

10.1 Loan and Security Agreement between Paragon Capital, LLC and Wolfe Nursery, Inc. dated December 12, 1997 (without exhibits).

10.2 Loan and Security Agreement between Paragon Capital, LLC and Tip Top Nurseries, Inc. dated December 17, 1997 (without exhibits).

10.3 Loan and Security Agreement between Paragon Capital, LLC and Nurseryland Garden Centers, Inc. dated December 17, 1997 (without exhibits).

10.4 Series A Cumulative Convertible Preferred Stock Purchase Agreement among the Company, Mr. Timothy Duoos, Mr. John Tastad and Healthy American Products, Inc. dated December 30, 1997 (without exhibits).

10.5 Warrant Agreement between the Company and Healthy American Products, Inc. dated December 17, 1997.

10.6 Warrant Agreement between the Company and John Tastad dated December 17, 1997.

10.7 Subordinated Secured Promissory Note in the principal amount of $200,000 payable to Healthy American Products, Inc.

10.8 Subordinated Secured Promissory Note in the principal amount of $500,000 payable to John Tastad.

99.1  Press Release dated January 7, 1998 issued by Sunbelt Nursery Group, Inc.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                      SUNBELT NURSERY GROUP, INC.



Dated: January 23, 1998               By: /s/ TIMOTHY R. DUOOS
       ----------------                   -------------------------------------
                                          Timothy R. Duoos
                                          Chairman of the Board,
                                          President and Chief Executive Officer

                                 EXHIBIT INDEX

Exhibit
Number                               Description
-------                              ------------
4.      Certificate of Designations, Preferences and Rights of Series A
        Cumulative Convertible Preferred Stock.

10.1    Loan and Security Agreement between Paragon Capital, LLC and Wolfe
        Nursery, Inc. dated December 12, 1997 (without exhibits).

10.2    Loan and Security Agreement between Paragon Capital, LLC and Tip Top
        Nurseries, Inc. dated December 17, 1997 (without exhibits).

10.3    Loan and Security Agreement between Paragon Capital, LLC and Nurseryland
        Garden Centers, Inc. dated December 17, 1997 (without exhibits).

10.4 Series A Cumulative Convertible Preferred Stock Purchase Agreement among the Company, Mr. Timothy Duoos, Mr. John Tastad and Healthy American
        Products, Inc. dated December 30, 1997 (without exhibits).

10.5    Warrant Agreement between the Company and Healthy American Products,
        Inc. dated December 17, 1997.

10.6    Warrant Agreement between the Company and John Tastad dated December 17,
        1997.

10.7 Subordinated Secured Promissory Note in the principal amount of $200,000 payable to Healthy American Products, Inc.

10.8 Subordinated Secured Promissory Note in the principal amount of $500,000 payable to John Tastad.

99.1    Press Release dated January 7, 1998 issued by Sunbelt Nursery Group,
        Inc.